Exhibit (e)(9)(ii)

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC - CLASS IA SHARES

AMENDMENT NO. 1 to the Distribution Agreement (“Amendment No. 1”), dated as of July 11, 2007 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Distribution Agreement, dated as of July 1, 2004, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Removed Portfolio: The following Portfolio of the Trust is hereby deleted in its entirety from the Agreement: EQ/Bear Stearns Small Company Growth Portfolio.

2.	Name Changes: Amendment No. 1 updates the names of the EQ/Enterprise Moderate Allocation Portfolio and EQ/TCW Equity Portfolio to the All Asset Allocation Portfolio and the EQ/T. Rowe Price Growth Stock Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Andrew McMahon
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President	Title:	Chairman

SCHEDULE IA

CLASS IA SHARES

All Asset Allocation Portfolio

(fka EQ/Enterprise Moderate Allocation Portfolio , EQ/Enterprise Managed Portfolio)

EQ/Bond Index Portfolio

(fka EQ/MONY Intermediate Term Bond Portfolio)

EQ/Boston Advisors Equity Income Portfolio

(fka, EQ/Enterprise Equity Income Portfolio)

EQ/Government Securities

(fka, EQ/MONY Government Securities Portfolio)

EQ/Caywood-Scholl High Yield Bond Portfolio

(fka, EQ/Enterprise High Yield Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

(fka EQ/Enterprise Mergers and Acquisition Portfolio)

EQ/GAMCO Small Company Value

(fka, EQ/Enterprise Small Company Value Portfolio)

EQ/International Growth

(fka, EQ/Enterprise International Growth Portfolio)

EQ/Long Term Bond Portfolio

(fka EQ/MONY Long Term Bond Portfolio)

EQ/Montag & Caldwell Growth Portfolio

(fka EQ/Enterprise Growth Portfolio)

EQ/PIMCO Real Return

(fka EQ/Enterprise Total Return Portfolio)

EQ/Short Duration Bond Portfolio

(fka EQ/Enterprise Short Duration Bond Portfolio)

EQ/T. Rowe Price Growth Stock Portfolio

(fka, EQ/TCW Equity Portfolio, fka EQ/Enterprise Equity Portfolio)

EQ/UBS Growth and Income Portfolio

(fka EQ/Enterprise Growth and Income Portfolio)